EXHIBIT 99.1
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SPIRE CORPORATION NEWS RELEASE
FOR IMMEDIATE RELEASE

         SPIRE CORPORATION RECEIVES NOTICE OF NON-COMPLIANCE FROM NASDAQ

BEDFORD, MA - (BUSINESS WIRE) - March 6, 2009 - On March 3, 2009, Spire Corporation (the "Company") received a Staff Determination Letter from The Nasdaq Stock Market ("Nasdaq") indicating that the Company has not regained compliance with Nasdaq Marketplace Rule 4450(b)(1)(A) as the market value of the Company's common stock has remained below the minimum $50,000,000 required for continued inclusion on The Nasdaq Global Market. Accordingly, its common stock is subject to delisting from the Nasdaq Global Market.

The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. The request for a hearing will stay the Staff Determination and, as a result, the Company's common stock will remain listed on The Nasdaq Global Market until the Panel issues its decision after the hearing. There can be no assurance the Panel will grant the Company's request for continued listing.

The Company expects to regain compliance with alternative continued listing requirements upon the filing of its Annual Report on Form 10-K for 2008, whereby the Company believes it will meet both (i) Marketplace Rule 4450(b)(1)(B), which alternatively requires total assets and total revenue of at least $50,000,000 each for the most recently completed fiscal year or two of the three most recently completed fiscal years and (ii) Marketplace Rule 4450(a)(3), which alternatively requires stockholders' equity of at least $10 million.

ABOUT SPIRE CORPORATION
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Spire Corporation is a global solar company providing turnkey production lines and capital equipment to manufacture photovoltaic modules worldwide. Spire Semiconductor provides processing technology for Spire's silicon solar cell manufacturing lines and offers custom gallium arsenide cells for solar concentrator systems. For corporate or product information, contact Spire Corporation, "The Turnkey Solar Factory Company," at 781-275-6000, or visit www.spirecorp.com.

Contact: Christian Dufresne
         CFO & Treasurer
         781-275-6000

CERTAIN MATTERS DESCRIBED IN THIS NEWS RELEASE MAY BE FORWARD-LOOKING STATEMENTS SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED IN THE FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE RISK OF DEPENDENCE ON MARKET GROWTH, COMPETITION AND DEPENDENCE ON GOVERNMENT AGENCIES AND OTHER THIRD PARTIES FOR FUNDING CONTRACT RESEARCH AND SERVICES, AS WELL AS OTHER FACTORS DESCRIBED IN THE COMPANY'S FORM 10-K AND OTHER PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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